Exhibit 99.1

News Release

Contact:	FOR IMMEDIATE RELEASE
Dennis Curtin
Weis Markets, Inc.
570-847-3636
dcurtin@weismarkets.com
Twitter: @wmkspokesman

WEIS MARKETS ANNOUNCES EXECUTIVE LEADERSHIP CHANGE

Sunbury, PA (September 23, 2013) - Weis Markets, Inc. (NYSE:WMK) today announced Company President and CEO David J. Hepfinger has left the company to pursue other interests. Company Vice Chairman Jonathan H. Weis replaces him as interim CEO. Robert F. Weis remains as Company Chairman.

"We thank Dave for his service and contributions and wish him well in his future endeavors," said Mr. Weis.

Mr. Hepfinger has also resigned from the Company's Board of Directors. As part of the reorganization, Kurt Schertle, Executive Vice President, Sales and Merchandising will report directly to Mr. Weis who will also oversee the Company's Real Estate/Store Development, Finance and Human Resources' teams. Until the reorganization is complete, Mr. Schertle will take on additional responsibilities, overseeing Store Operations and its operations support team.

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About Weis Markets
Founded in 1912, Weis Markets, Inc. is a Mid Atlantic food retailer operating 165 stores in Pennsylvania, Maryland, New Jersey, New York and West Virginia. For more information, please visit: WeisMarkets.com or Facebook.com/WeisMarkets.